Exhibit 1.01

SCANA Corporation

$150,000,000

2009 Series A 7.70% Enhanced Junior Subordinated Notes

Underwriting Agreement

Banc of America Securities LLC

Morgan Stanley & Co. Incorporated

Wells Fargo Securities, LLC

Each Individually and Acting as Representatives for

the Underwriters Named in Schedule A hereto

c/o       Banc of America Securities LLC

One Bryant Park

New York, New York  10036

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

Wells Fargo Securities, LLC

One Wachovia Center

301 South College Street

Charlotte, North Carolina  28288

November 17, 2009

New York, New York

Dear Ladies and Gentlemen:

The undersigned SCANA Corporation, a South Carolina corporation (the “Company”), addresses you as the representatives (the “Representatives”) of each of the persons, firms and corporations listed in Schedule A hereto (the “Underwriters”).  Capitalized terms used herein without definition shall be used as defined in the Prospectus (as hereinafter defined).

The term “Representatives” as used herein shall be deemed to mean the firms and/or corporations addressed hereby.  If there is only one firm or corporation to which this Underwriting Agreement (the “Agreement”) is addressed, such term shall be deemed to mean such firm or corporation.  If there are any Underwriters in addition to yourselves, you represent that you have been authorized by each of the Underwriters to enter into this Agreement on their behalf and to act for them in the manner herein provided in all matters relating to carrying out the provisions of this Agreement.  If there are no Underwriters other than yourselves, the term “Underwriters” shall be deemed to mean the Representatives.  All obligations of the Underwriters hereunder are several and not joint.

The Company hereby confirms its agreement with the several Underwriters as follows:

1.                                       Description of the Notes.  The Company has authorized the issuance and sale of $150,000,000 aggregate principal amount of its 2009 Series A 7.70% Enhanced Junior Subordinated Notes (the “Firm Notes”), to be issued under (i) a Junior Subordinated Indenture, dated as of November 1, 2009 (the “Base Indenture”), made by the Company to U.S. Bank National Association, as trustee (the “Trustee”), and (ii) a First Supplemental Indenture from the Company to the Trustee (hereinafter called the “Supplemental Indenture”), dated as of November 1, 2009 (the Base Indenture as so supplemented being hereinafter collectively referred to as the “Indenture”).  The Company has also agreed to grant to you and the other Underwriters an option (the “Option”) to purchase up to an additional $0 aggregate principal amount of its 2009 Series A 7.70% Enhanced Junior Subordinated Notes (the “Option Notes”) on the terms and for the purposes set forth in Section 3(b).  The Firm Notes and the Option Notes are hereinafter collectively referred to as the “Notes.”  The Notes shall be dated, shall mature, shall bear interest, shall be payable and shall otherwise conform to the description thereof to be contained in the Disclosure Package relating to the Notes referred to in Section 2(c) hereof and the Prospectus relating to the Notes referred to in Section 2(a) hereof and to the provisions of the Indenture.  No amendment to the Indenture is to be made prior to the Closing Date or, if applicable, the Option Closing Date, each hereinafter referred to, unless the amendment is first approved by you.

2.                                       Representations and Warranties.  The Company represents and warrants to, and agrees with, each Underwriter that:

(a)                                  The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-163075), which contains a prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of the Notes.  Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, at each time of effectiveness under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Act”), including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), is called the “Registration Statement.”  The term “Prospectus” shall mean the final prospectus supplement relating to the Notes, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”).  Any preliminary prospectus supplement to the Base Prospectus that describes the Notes and the offering thereof and is used prior to filing of the Prospectus is called, together with the Base Prospectus, a “preliminary prospectus.”  Any reference herein to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the Company’s Form 10-K for the year ended December 31, 2008, and any other documents incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus (such Form 10-K and such other documents, collectively, the “Incorporated Documents”); any reference to any amendment or supplement to any preliminary prospectus or the Prospectus shall be deemed to refer to and include any Incorporated Documents filed after the date of such preliminary prospectus or Prospectus, as the case may be, under the Exchange Act, and incorporated by reference in such preliminary prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.  All references in this Agreement to the Registration Statement, a preliminary prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System or any successor system thereto (“EDGAR”).

(b)                                 The Registration Statement (i) is an “automatic shelf registration statement” as defined in Rule 405 under the Act and (ii) initially became effective not earlier than three years prior to the Closing Date or, if applicable, the Option Closing Date, and the Company has not received any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act.  The Registration Statement has been prepared by the Company in conformity with the requirements of the Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (the “Trust Indenture Act”).  When the Registration Statement initially became effective and at all times subsequent thereto up to and on the Closing Date or, if applicable, the Option Closing Date, (y) the Registration Statement and Prospectus and any post-effective amendments or supplements thereto contained and will contain all statements and information that are required to be stated therein by the Act and the Trust Indenture Act and in all material respects, conformed and will conform to the requirements thereof; and (z) neither the Registration Statement nor the Prospectus nor any post-effective amendment or supplement thereto included or will include any untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the foregoing representations and warranties shall not apply to information contained in or omitted from the Registration Statement or Prospectus or any such amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof, or to any statements in or omissions from the Statement of Eligibility (Form T-1) of the Trustee or to any information relating to the book-entry system of payments and transfers of the Notes or the depository therefor set forth in the Registration Statement or the Prospectus, or any such amendment or supplement thereto, under the caption “Book-Entry System” (the “Book-Entry Information”) provided by The Depository Trust Company.  A copy of such Registration Statement and any amendments thereto heretofore filed (including all exhibits except those incorporated therein by reference) have heretofore been delivered to you.  The Company will file with the Commission any preliminary prospectus and the Prospectus relating to the Notes pursuant to Rule 424 under the Act.

(c)                                  The term “Disclosure Package” shall mean (i) the Base Prospectus, including any preliminary prospectus supplement, as amended or supplemented, (ii) the “issuer free writing prospectuses” as defined in Rule 433 of the Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Schedule C hereto, (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package and (iv) the Final Term Sheet (as defined herein), which also shall be identified in Schedule C hereto.  As of 1:40 p.m. (Eastern time) on the date of this Agreement (the “Applicable Time”), the Disclosure Package did not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties shall not apply to information contained in or omitted from the Prospectus, including any preliminary prospectus supplement, or any such amendment or supplement thereto, in reliance upon, and in conformity with, written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof, or to the Book-Entry Information.

(d)                                 The Company is a “well-known seasoned issuer,” as defined in Rule 405 of the Act.

(e)                                  (i)  At the earliest time after the filing of the Registration Statement relating to the Notes that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Act) of the Notes and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 of the Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Act that it is not necessary that the Company be considered an “ineligible issuer”.

(f)                                    Neither any Issuer Free Writing Prospectus nor the Final Term Sheet, as of their respective issue dates and at all subsequent times during the Prospectus Delivery Period (as defined herein) or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, included, includes or will include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Disclosure Package or the Prospectus, including any document incorporated by reference therein that has not been superseded or modified.  If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Disclosure Package or the Prospectus, the Company has promptly notified or will promptly notify the Representatives and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict.

(g)                                 The Company has not distributed and will not distribute, prior to the later of the Closing Date, the Option Closing Date, if applicable, and the completion of the Underwriters’ distribution of the Notes, any written offering material in connection with the offering and sale of the Notes other than a preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representatives and included in Schedule C hereto or the Registration Statement.

(h)                                 The Notes have been duly authorized and, when duly executed, authenticated and issued as provided in the Indenture and delivered pursuant to this Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms (except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and by general equity principles) and entitled to the benefits of the Indenture, and will conform to the description thereof contained in the Disclosure Package and the Prospectus.  The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms (except to the extent that enforceability of such agreement may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and by general equity principles), and the Indenture conforms to the description thereof contained in the Disclosure Package and the Prospectus.

(i)                                     Each of the Company; South Carolina Electric & Gas Company; Public Service Company of North Carolina, Incorporated; SCANA Energy Marketing, Inc.; and any other “significant subsidiary” within the meaning of Rule 405 of the Act (individually a “Subsidiary” and collectively the “Subsidiaries”) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own and operate the properties now or proposed to be owned by it and to conduct its business as now being or proposed to be conducted by it, in each case as described in the Disclosure Package and the Prospectus, and is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such licensing or qualification wherein it owns or leases material properties or conducts material business.

(j)                                     All the outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except for the preferred stock of South Carolina Electric & Gas Company and as otherwise set forth in the Disclosure Package and the Prospectus, all outstanding shares of capital stock of the Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to the knowledge of the Company, after due inquiry, any other security interests, claims, liens or encumbrances.

(k)                                  The Company’s authorized equity capitalization is as set forth in the Registration Statement.

(l)                                     The Company is not, and after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will not be, an “investment company” or a company “controlled” by an “investment company” that is required to be registered under the Investment Company Act of 1940, as amended.

(m)                               This Agreement has been duly authorized, executed and delivered by the Company.

(n)                                 Except as set forth in the Disclosure Package and the Prospectus, since the respective most recent dates as of which information is given in the Disclosure Package and the Prospectus (exclusive of any amendments or supplements after the date hereof), the Company has not incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to the Company, and there has not been any material change in the capital stock or long-term debt of the Company, or any material adverse change, or any development that the Company has reasonable cause to believe will involve a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, net worth or results of operations of the Company, from that set forth in the Disclosure Package and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) (a “Material Adverse Effect”).

(o)                                 The Incorporated Documents, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder at that time, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated  therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference, when they become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(p)                                 The consolidated financial statements of the Company incorporated by reference in the Disclosure Package and the Prospectus fairly present the financial condition of the Company as of the dates indicated and the results of operations, cash flows and changes in common equity for the periods therein specified; and said financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), applied on a consistent basis (except as otherwise noted in such financial statements) throughout the periods involved.  Deloitte & Touche LLP, who have audited certain of such financial statements, as set forth in their report with respect to certain of such financial statements, are independent registered public accountants with respect to the Company as required by the Act and the rules and regulations of the Commission thereunder.

(q)                                 Except as set forth in the Disclosure Package and the Prospectus, there is not pending or, to the knowledge of the Company,  threatened, any action, suit or proceeding, to which the Company is a party, before or by any court or governmental agency or body, which might result in a Material Adverse Effect.  There are no contracts or documents of the Company that are required to be filed as exhibits to the Registration Statement by the Act or by the rules and regulations of the Commission thereunder that have not been so filed.

(r)                                    The performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, note agreement or other  agreement or instrument to which the Company is a party or by which it is bound or to which any of the property of the Company is subject, the Company’s Restated Articles of Incorporation, as amended, or by-laws, or any statute, law, rule, regulation, order or decree of any court or governmental agency or body having jurisdiction over the Company or any of its properties; no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance or sale of the Notes by the Company hereunder, except such as may be required under the Act, the Trust  Indenture Act or state securities laws, all of which (except as may be required under state securities laws) have been obtained or will be obtained prior to the Closing Date and are or will be in full force and effect, and the Company has full power and authority to authorize, issue and sell the Notes on the terms and conditions herein set forth.

(s)                                  The Company maintains systems of internal accounting controls sufficient to provide reasonable assurance that transactions are executed in accordance with management’s general or specific authorizations, transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability, access to assets is permitted only in accordance with management’s general or specific authorizations, and the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(t)                                    Except as set forth in the Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(u)                                 The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(v)                                 To the best of its knowledge, the Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) that are effective and the rules and regulations of the Commission that have been adopted and are effective thereunder.

(w)                               The Replacement Capital Covenant has been duly authorized and will be executed by the Company on or before the Closing Date.

Any certificate signed by an officer of the Company and delivered to one or more Representatives or to counsel for the Representatives in connection with the offering of the Notes shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby on the date of such certificate.

3.                                       Purchase, Sale and Delivery of the Notes.

(a)                                  On the basis of representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the several Underwriters named in Schedule A hereto, and each such Underwriter agrees, severally and not jointly, to purchase from the Company at the initial purchase price set forth in Schedule B hereto the principal amount of Firm Notes set forth opposite the name of such Underwriter in Schedule A.

The closing of the transactions and delivery of the documents contemplated hereby shall take place at the office, date and time specified in Schedule B.  The Firm Notes will be delivered by the Company to you for the accounts of the several Underwriters through the facilities of The Depository Trust Company against payment of the purchase price therefor by wire transfer in federal (same day) funds at the closing date and time specified on Schedule B (or, if the New York and American Stock Exchanges and commercial banks in The City of New York are not open on such day, the next day on which such exchanges and banks are open), or at such other time not later than eight full business days thereafter as you and the Company determine, such time being herein referred to as the “Closing Date.”

It is understood that you, individually and not as Representatives of the Underwriters, may (but shall not be obligated to) make payment to the Company, on behalf of any Underwriter or Underwriters, for the Firm Notes to be purchased by such Underwriter or Underwriters.  Any such payment by you shall not relieve any such Underwriter or Underwriters of any of its or their obligations hereunder.

(b)                                 Subject to all the terms and conditions of this Agreement, the Company grants the Option to the several Underwriters to purchase, severally and not jointly, up to $0 aggregate principal amount of Option Notes from the Company at the same price per Note as the Underwriters shall pay for the Firm Notes.  The Option may be exercised in whole or in part at any time (but not more than once) on or before the thirtieth calendar day following the Closing Date, upon written or telegraphic notice (the “Option Notes Notice”) by the Representative to the Company no later than 12:00 noon, New York City time, at least two and no more than five business days before the date specified for closing in the Option Notes Notice (the “Option Closing Date”) setting forth the aggregate number of Option Notes to be purchased and the time and date for such purchase.  On the Option Closing Date, the Company will issue and sell to the Underwriters the number of Option Notes set forth in the Option Notes Notice, and each Underwriter will purchase such percentage of the Option Notes as is equal to the percentage of Firm Notes that the Underwriter is purchasing.  Payment of the purchase price for the Option Notes shall be made on the Option Closing Date in the same manner and at the same time of day as the payment for the Firm Notes (unless another time shall be agreed to by you and the Company).

4.                                       Agreements.  The Company covenants and agrees with each Underwriter that:

(a)                                  During the period beginning at the Applicable Time and ending on the later of the Closing Date, the Option Closing Date, if applicable, or such date the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer, including circumstances where such requirement may be satisfied pursuant to Rule 172 of the Act (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Disclosure Package or the Prospectus (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act), the Company shall furnish to the Representatives for review a copy of each such proposed amendment or supplement; the Company shall not file or use any such proposed amendment or supplement to which the Representatives reasonably object (except for any amendment or supplement through incorporation by reference of any report filed under the Exchange Act); the Company will notify you promptly of any request by the Commission for the amending or supplementing of the Registration Statement, the Disclosure Package or the Prospectus or for additional information.

(b)                                 During the Prospectus Delivery Period, the Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to the Exchange Act and comply as far as it is able with all requirements imposed upon it by the Act, as now and hereafter amended, and by the rules and regulations of the Commission thereunder, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Notes as contemplated by the provisions hereof and in the Disclosure Package and the Prospectus.

(c)                                  If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if in the opinion of the Representatives it is otherwise necessary or advisable in connection with the distribution of the Notes by the Underwriters to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, the Company agrees to (i) notify the Representatives of any such event or condition and (ii) promptly prepare (subject to Sections 4(a) and 4(e) hereof), file with the Commission (and use its best efforts to have any amendment to the Registration Statement or any new registration statement declared effective) and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances then prevailing or under which they were made, as the case may be, not misleading or so that the Registration Statement, the Disclosure Package or the Prospectus, as amended or supplemented, will comply with law.  The Company will notify you of the time when any post-effective amendment to the Registration Statement has become effective or any supplement to the Disclosure Package or the Prospectus has been filed.

(d)                                 The Company will prepare a final term sheet containing only a description of the Notes, in a form approved by the Representatives and contained in Schedule D hereto, and will file such term sheet pursuant to Rule 433(d) under the Act within the time required by such rule (such term sheet, the “Final Term Sheet”).

(e)                                  The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Act; provided that the prior written consent of the Representatives shall be deemed to have been given in respect to the Free Writing Prospectuses included in Schedule C hereto.  Any such free writing prospectus consented to by the Representatives and the Company is hereinafter referred to as a “Permitted Free Writing Prospectus”.  The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(f)                                    The Company will advise you, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any proceeding for that purpose having been instituted or threatened by the Commission; and it will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

(g)                                 If the Prospectus Delivery Period is ongoing immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, the Company will prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Notes, in a form satisfactory to the Representatives.  If the Company is no longer eligible to file an automatic shelf registration statement, the Company will prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Notes, in a form satisfactory to the Representatives, and will use its best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline.  The Company will take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the expired registration statement relating to the Notes.  References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(h)                                 If at any time during the Prospectus Delivery Period the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Underwriters through the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Notes, in a form satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Underwriters through the Representatives of such effectiveness.  The Company will take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible.  References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(i)                                     The Company agrees to pay the required Commission filing fees relating to the Notes within the time required by Rule 456(b)(1) of the Act without regard to the proviso in clause (b)(1)(i) therein and otherwise in accordance with Rules 456(b) and 457(r) of the Act.

(j)                                     The Company will use its best efforts, at the request of and in cooperation with the Representatives, to qualify the Notes for sale under the securities laws of such jurisdictions as you reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Notes, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any state.  The Company will also arrange for the determination of the Notes’ eligibility for investment under the laws of such jurisdictions as you reasonably request.

(k)                                  The Company has furnished or will furnish to the Underwriters, as soon as available, copies of the Registration Statement (three of which will be signed and will include all exhibits except those incorporated by reference), the Prospectus (including all documents incorporated by reference therein but excluding exhibits to such documents), any preliminary prospectus, any Issuer Free Writing Prospectuses and all amendments and supplements to such documents, including any prospectus prepared to permit compliance with Section 10(a)(3) of the Act, all in such quantities as you may from time to time reasonably request.

(l)                                     The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period beginning after the effective date of the Registration Statement which shall satisfy the provisions of Section 11(a) of the Act.

(m)                               So long as any of the Notes are outstanding, the Company agrees to furnish to you, and, upon request, to each of the other Underwriters, (i) as soon as they are available, copies of all the reports (financial or other) and any definitive proxy statements mailed to security holders or filed with the Commission and (ii) from time to time such other information concerning the business and financial condition of the Company as you may reasonably request.

(n)                                 The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is prevented from becoming effective or is terminated under the provisions of Section 8 hereof, will pay all costs and expenses incident to the performance of the obligations of the Company hereunder, including, without limitation, the fees and expenses of the Company’s accountants and counsel for the Company, all costs incident to the preparation, printing and filing under the Act of the Registration Statement, the Prospectus, any preliminary prospectus, any Issuer Free Writing Prospectus and all amendments and supplements thereto, any fees charged by any investment rating agencies for rating the Notes, all fees and disbursements incurred by the Company and by the Underwriters in connection with the qualification of the Notes under the laws of various jurisdictions as provided in Section 4(j) hereof and the determination of their eligibility for investment under the laws of various jurisdictions (including the cost of furnishing to the Underwriters memoranda relating thereto and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith), the cost of furnishing to the Underwriters copies of the Registration Statement, the Prospectus, any preliminary prospectus, any Issuer Free Writing Prospectus and each amendment and supplement thereto, in such numbers as you may reasonably request, the costs and charges of the Trustee and of any depository in connection with a book-entry system of payments and transfers, and the cost of preparing the Notes.  If the sale of the Notes provided for herein is not consummated by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriters’ obligation hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the several Underwriters for all reasonable out-of-pocket disbursements (including fees and disbursements of counsel) incurred by the Underwriters in connection with their investigation, preparing to market and marketing the Notes or in contemplation of performing their obligations hereunder.  The Company shall not in any event be liable to any of the Underwriters for loss of anticipated profits from the transactions covered by this Agreement.

(o)                                 The Company will apply the net proceeds from the sale of the Notes to be sold by it hereunder for the purposes set forth under “Use of Proceeds” in each of the Disclosure Package and the Prospectus.

(p)                                 The Company will not for a period of 30 days after the commencement of the public offering of the Notes, without the prior written consent of the Representatives, offer, sell, contract to sell, otherwise dispose of or announce the proposed issuance of any debt securities, including Notes, with terms substantially similar to the Notes being purchased pursuant to this Agreement.

(q)                                 The Company will use its best efforts to list the Notes on The New York Stock Exchange.

4A.                             Agreements of the Underwriters.  Each Underwriter, severally and not jointly, represents that it has not made, and covenants and agrees that, unless it obtains the prior written consent of the Company, it will not make, any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Act; provided that the prior written consent of the Company shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule C hereto.  Notwithstanding anything to the contrary herein, no Underwriter must obtain the prior written consent of the Company with respect to the use of a free writing prospectus relating to the Notes that (a) is not an “issuer free writing prospectus” as defined in Rule 433 of the Act, (b) is not a “free writing prospectus” which includes “issuer information”, each as defined in Rule 433 of the Act, or (c) notwithstanding the prior clause (b) of this sentence, contains only (i) information describing the preliminary terms of the Notes or their offering, (ii) information permitted by Rule 134 under the Act or (iii) information that describes the final terms of the Notes or their offering and that is included in the Final Term Sheet of the Company contemplated in Section 4(d) hereof.

5.                                       Conditions to the Obligations of the Underwriters.

The obligations of the several Underwriters to purchase and pay for the Notes, as provided herein, shall be subject to the accuracy as of the date hereof, the Applicable Time (as if made at the Applicable Time), the Closing Date (as if made on the Closing Date) and, if applicable, the Option Closing Date (as if made on the Option Closing Date), of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

(a)                                  The Company shall have filed any preliminary prospectus and the Prospectus with the Commission (including the information required by Rule 430B under the Act) in the manner and within the time period required by Rule 424(b) under the Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by Rule 430B, and such post-effective amendment shall have become effective.

(b)                                 The Final Term Sheet, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings under Rule 433.

(c)                                  No stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, threatened by the Commission; and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to your satisfaction.

(d)                                 No Underwriter shall have advised the Company that the Registration Statement, the Disclosure Package or the Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact which in your opinion is material or omits to state a fact which in your opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(e)                                  Except as contemplated in the Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), there shall not have been any change in the capital stock or long-term debt of the Company or any adverse change, or any development involving a prospective adverse change, in the condition, financial or otherwise, or in the business, net worth or results of operations of the Company from that set forth in the Disclosure Package and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that in your judgment makes it impractical or inadvisable to offer or deliver the Notes on the terms and in the manner contemplated in the Disclosure Package and the Prospectus.

(f)                                    The Company shall have furnished to each Representative the opinion of its General Counsel or one of the Associate General Counsel for the Company designated by its General Counsel, dated the Closing Date and, if applicable, the Option Closing Date, to the effect that:

(i)                                     each of the Company and the Subsidiaries has been duly incorporated and is validly existing as a corporation under the laws of the State of South Carolina, the jurisdiction in which each is chartered and organized, with the corporate power to own and operate its properties now owned and proposed to be owned by it and conduct its business as now conducted and as proposed to be conducted, in each case as described in the Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business (other than those jurisdictions as to which the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect on the Company);

(ii)                                  to such counsel’s knowledge, all the outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except for the preferred stock of South Carolina Electric & Gas Company and as otherwise set forth in the Disclosure Package and the Prospectus, all outstanding shares of capital stock of the Subsidiaries are owned by the Company, either directly or through wholly-owned subsidiaries; all outstanding shares of capital stock of the Subsidiaries owned by the Company are held free and clear of any perfected security interest and, to such counsel’s knowledge, after due inquiry, any other security interests, claims, liens or encumbrances;

(iii)                               the Indenture has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act and constitutes a legal, valid and binding obligation enforceable against the Company in accordance with its terms (except as may be limited by exceptions customary for such opinions); and the Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered by the Trustee and paid for by the purchasers thereof, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture (except as may be limited by exceptions customary for such opinions);

(iv)                              there is no pending or, to such counsel’s knowledge, threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or the Subsidiaries, of a character required to be disclosed in the Registration Statement, the Disclosure Package or the Prospectus which is not adequately disclosed therein;

(v)                                 the Company has filed with the Commission a prospectus supplement relating to the Notes pursuant to and within the time period prescribed by the applicable provisions of Rule 424 under the Act.  The Company has filed with the Commission the Final Term Sheet, and any other material used by or provided to the Company that is required to be filed by the Company pursuant to Rule 433(d) under the Act, within the applicable time periods prescribed for such filings under Rule 433.  The Registration Statement is an automatic shelf registration statement that has become effective under the Act within the last three years, and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment of the Registration Statement is in effect and no proceedings for that purpose have been instituted or, to such counsel’s knowledge, are pending or contemplated under the Act.  The Registration Statement, as of the Execution Date, the Registration Statement as amended or supplemented by any amendment or further supplement thereto made thereafter by the Company prior to the Closing Date or, if applicable, the Option Closing Date, and the Prospectus, as of its date and the Closing Date or, if applicable, the Option Closing Date, appear on their face to be appropriately responsive in all material respects to the requirements of the Act, the Trust Indenture Act and the rules and regulations of the Commission under such acts (except that such counsel need not express any opinion as to financial statements and other financial information contained or incorporated by reference in the Registration Statement, the Prospectus or any amendments or supplements thereto or as to the Trustee’s Statement of Eligibility on Form T-1 and, with respect to the Book-Entry Information such counsel may state that its opinion is based solely on information made available by The Depository Trust Company for the purpose of inclusion in the Prospectus);

(vi)                              this Agreement has been duly authorized, executed and delivered by the Company;

(vii)                           all consents, approvals, authorizations and orders required to be obtained from governmental and regulatory authorities in connection with the issuance and sale of the Notes have been obtained; provided, however, that no opinion need be expressed with regard to state securities laws, or “blue sky” laws, of any jurisdiction;

(viii)                        neither the execution and delivery of this Agreement or the Indenture, the issue and sale of the Notes, nor the consummation of any other of the transactions contemplated in this Agreement will (a) violate any applicable law or regulation, (b) conflict with the articles of incorporation or bylaws of the Company, (c) breach or result in a default under the terms of any indenture or other agreement or instrument known to such counsel and to which the Company or any of the Subsidiaries is a party or bound, or (d) violate the terms of any judgment, order or decree known by such counsel to be applicable to the Company or any of the Subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its Subsidiaries;

(ix)                                the Incorporated Documents (other than the financial statements and other financial or statistical data contained therein, as to which such counsel need not express any opinion), when they were filed with the Commission complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder;

(x)                                   the descriptions in the Registration Statement, the Disclosure Package and the Prospectus of statutes, legal and governmental proceedings, contracts and other documents are, to such counsel’s knowledge, accurate and fairly present the information required to be shown therein, and such counsel does not know of any legal or governmental proceedings required to be described in the Disclosure Package or the Prospectus which are not described as required, nor of any contracts or documents of a character required to be described in the Registration Statement, the Disclosure Package or the Prospectus or required to be incorporated by reference into the Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or incorporated by reference or filed as required.

In rendering such opinion, such counsel may rely as to questions of fact relating to the Company material to such opinion, to the extent deemed proper, on representations and warranties of the Company in this Agreement and on the statements and certificates of officers and other representatives of the Company and on certificates of public officials, without independent investigation, confirmation or analysis of the underlying data therein and may assume that the laws of the State of South Carolina govern.  Such opinion may be subject to customary assumptions and qualifications applicable to the transaction.

Furthermore, in rendering such opinion, but without opining in connection therewith, such counsel shall also state that, based upon such counsel’s participation in conferences with representatives of the Company, no facts have come to such counsel’s attention that would cause such counsel to believe that (i) any of the Incorporated

Documents (other than the financial statements and other financial information contained therein, as to which such counsel need not express any belief) when they were filed with the Commission, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading; (ii) either the Registration Statement or any amendments thereto, at the time the Registration Statement or such amendments became effective and as of the Execution Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; (iii) the Prospectus, as of its date or at the Closing Date, or, if applicable, the Option Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iv) the Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need not express any belief as to financial statements and other financial information contained or incorporated by reference in the Registration Statement, the Prospectus, the Disclosure Package or any amendments or supplements thereto or as to the Trustee’s Statement of Eligibility on Form T-1 and, with respect to the Book-Entry Information, such counsel’s belief may be based solely on information made available by The Depository Trust Company for the purpose of inclusion in the Prospectus).  The foregoing statement shall be provided on the basis that any statement contained in an Incorporated Document will be deemed not to be contained in the Registration Statement, any preliminary prospectus or Prospectus if the statement has been modified or superseded by any statement in a subsequently filed Incorporated Document or in the Registration Statement, preliminary prospectus or Prospectus prior to the date of this Agreement.

(g)                                 The Company shall have furnished to each Representative the opinion of McNair Law Firm, P.A., counsel for the Company, dated the Closing Date, and, if applicable, the Option Closing Date, to the effect that:

(i)                                     each of the Company and the Subsidiaries is validly existing as a corporation under the laws of the State of South Carolina and has the corporate power to own and operate its properties now owned and proposed to be owned by it and conduct its business as now conducted and as proposed to be conducted, in each case as described in the Disclosure Package and the Prospectus;

(ii)                                  the Notes and the Indenture conform in all material respects to the description thereof contained in the Disclosure Package and Prospectus;

(iii)                               the Indenture has been duly authorized, executed and delivered, has been duly qualified under the Trust Indenture Act, and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (except as may be limited by exceptions customary to such opinions); and the Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered by the Trustee and paid for by the purchasers thereof, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture (except as may be limited by exceptions customary to such opinions);

(iv)                              the Company has filed with the Commission a prospectus supplement relating to the Notes pursuant to and within the time period prescribed by the applicable provisions of Rule 424 under the Act; and the Company has filed with the Commission the Final Term Sheet, and any other material used by or provided to the Company that is required to be filed by the Company pursuant to Rule 433(d) under the Act, within the applicable time periods prescribed for such filings under Rule 433.  The Registration Statement is an automatic shelf registration statement that has become effective under the Act within the last three years.   No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment of the Registration Statement is in effect and no proceedings for that purpose have been instituted or, to such counsel’s knowledge, are pending or contemplated under the Act.  The Registration Statement, as of the Execution Date, the Registration Statement as amended or supplemented by any amendment or further supplement thereto made thereafter by the Company prior to the Closing Date, or, if applicable, the Option Closing Date, and the Prospectus, as of its date and the Closing Date or, if applicable, the Option Closing Date, appear on their face to be appropriately responsive in all material respects to the requirements of the Act, the Trust Indenture Act and the rules and regulations of the Commission under such acts (except that such counsel need not express any opinion as to financial statements and other financial information contained or incorporated by reference in the Registration Statement, the Prospectus or any amendments or supplements thereto or as to the Trustee’s Statement of Eligibility on Form T-1 and, with respect to the Book-Entry Information, such counsel may state that its opinion is based solely on information made available by The Depository Trust Company for the purpose of inclusion in the Prospectus);

(v)                                 the statements contained in the Disclosure Package and Prospectus under the captions “Specific Terms of the Junior Subordinated Notes,” “Certain Terms of the Replacement Capital Covenant” and “Description of the Junior Subordinated Notes,” insofar as such statements purport to be descriptions or summaries of the Notes, the Indenture or the Replacement Capital Covenant, fairly present the matters purported to be shown therein;

(vi)                              the Company is not, and after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will not be, an “investment company” subject to registration under the Investment Company Act of 1940, as amended;

(vii)                           all consents, approvals, authorizations and orders required to be obtained from governmental and regulatory authorities in connection with the issuance and sale of the Notes have been obtained; provided, however, that no opinion need be expressed with regard to state securities laws, or “blue sky” laws, of any jurisdiction;

(viii)                        this Agreement has been duly authorized, executed and delivered by the Company;

(ix)                                with regard to the discussion in the Disclosure Package and Prospectus under the caption “Certain U.S. Federal Income Tax Considerations,” subject to the limitations and assumptions set forth therein, such counsel is of the opinion that under current United States federal income tax law, although the discussion does not purport to disclose all possible United States federal income tax consequences of the purchase, ownership or disposition of the Notes, such discussion constitutes an accurate summary of the matters discussed therein in all material respects; and

(x)                                   neither the execution and delivery of this Agreement or the Indenture, the issue and sale of the Notes, nor the consummation of any other of the transactions contemplated by this Agreement violate (a) any law, rule or regulation applicable to the Company, (b) the provisions of the articles of incorporation or bylaws of the Company, or (c) any agreement or instrument filed or referenced in Exhibits 4.02, 4.03, 4.04, 4.05 and 10.12 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

In rendering such opinion, such counsel may rely as to questions of fact relating to the Company material to such opinion, to the extent deemed proper, on representations and warranties of the Company in this Agreement and on the statements and certificates of officers and other representatives of the Company and on certificates of public officials, without independent investigation, confirmation or analysis of the underlying data therein and may assume that the laws of the State of South Carolina govern.  Such opinion may be subject to customary assumptions and qualifications applicable to the transaction.

Furthermore, in rendering such opinion, but without opining in connection therewith, such counsel shall also state that, based upon its participation in conferences with representatives of the Company and the Company’s accountants and participation in certain prior financings of the Company, no facts have come to such counsel’s attention that would cause it to believe that (i) any of the Incorporated Documents (other than the financial statements and other financial information contained therein, as to which such counsel need not express any belief), when they were filed with the Commission, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading; (ii) either the Registration Statement or any amendments thereto, at the time the Registration Statement or such amendments became effective and as of the Execution Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; (iii) the Prospectus, as of its date or the Closing Date or, if applicable, the Option Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made,  not misleading; or (iv) the Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need not express any belief as to financial statements and other financial information contained or incorporated by reference in the Registration Statement, the Prospectus, the Disclosure Package or any amendments or supplements thereto or as to the Trustee’s Statement of Eligibility on Form T-1 and, with respect to the Book-Entry Information, such counsel’s belief may be based on information made available by The Depository Trust Company for the purpose of inclusion in the Prospectus).  The foregoing statement shall be provided on the basis that any statement contained in an Incorporated Document will be deemed not to be contained in the Registration Statement, any preliminary prospectus or Prospectus if the statement has been modified or superseded by any statement in a subsequently filed Incorporated Document or in the Registration Statement, preliminary prospectus or Prospectus prior to the date of this Agreement.

(h)                                 Each Representative shall have received from Troutman Sanders LLP, counsel for the several Underwriters, such opinion or opinions, dated the Closing Date or, if applicable, the Option Closing Date, with respect to the incorporation of the Company, the validity of the Notes, the Registration Statement, the Disclosure Package, the Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.  In rendering its opinion, such counsel may rely upon the opinion referred to in Section 5(f) above as to all matters governed by South Carolina law.

(i)                                     The Company shall have furnished to each Representative a certificate of the Company, signed by any two of the Chairman of the Board, the President, the principal financial officer, the principal accounting officer, the Treasurer or a senior vice president of the Company, dated the Closing Date, or, if applicable, the Option Closing Date to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, the Disclosure Package and this Agreement and that:

(i)                                     the representations and warranties of the Company in this Agreement are true and correct in all material respects upon and as of the Closing Date or, if applicable, the Option Closing Date with the same effect as if made on the Closing Date or, if applicable, the Option Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied as a condition to the obligation of the Underwriters to purchase the Notes;

(ii)                                  no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened;

(iii)                               since the date of the most recent financial statements included in the Disclosure Package and the Prospectus (exclusive of any supplement thereto dated after the Execution Time), there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus; and

(iv)                              the Registration Statement and the Prospectus, and any amendments or supplements thereto, contain all statements and information required to be included therein; the Registration Statement or any amendments thereto, at the time the Registration Statement or such amendments became effective and at the Execution Time, did not contain an untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; the Prospectus, as of its date and at the Closing Date or, if applicable, the Option Closing Date did not and does not contain an untrue statement of a material fact and did not and does not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Disclosure Package, as of the Applicable Time, did not contain any untrue statement of a material fact and did not omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided, however, that in each case, no representation is made, as applicable, as to any statements in or omissions from the Statement of Eligibility (Form T-1) of the Trustee or to the Book-Entry Information); and, since the date hereof there has occurred no event required to be set forth in an amended or supplemented prospectus which has not been so set forth and there has been no document required to be filed under the Exchange Act and the rules and regulations of the Commission thereunder and which upon such filing would be deemed to be incorporated by reference in the Disclosure Package and the Prospectus, which has not been so filed.

(j)                                     On or prior to the date hereof, you shall have received a letter from Deloitte & Touche LLP, dated the date of the execution and delivery of this Agreement, and specifying procedures completed not more than three business days prior to the date of the execution and delivery of this Agreement, addressed to you and in form and substance satisfactory to you, (1) confirming that they are independent accountants with respect to the Company as required by the Act and the rules and regulations of the Commission thereunder and (2) with respect to the accounting, financing, or statistical information (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) contained in the Registration Statement or incorporated by reference therein, and containing statements and information of the type ordinarily included in accountants’ SAS 72, as amended by SAS 86, “Comfort Letters” to underwriters, with respect to the financial statements and certain financial information contained in or incorporated by reference into the Disclosure Package and the Prospectus, including any pro forma financial information.  At the Closing Date and, if applicable, the Option Closing Date, you shall have received a letter from Deloitte & Touche LLP, dated the date of its delivery, which shall reaffirm and, if necessary, update, on the basis of a review in accordance with the procedures set forth in the letter from Deloitte & Touche LLP, during the period from the date of the letter referred to in the prior sentence to a date (specified in the letter) not more than three business days prior to the Closing Date or Option Closing Date, as applicable.

(k)                                  There shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Act.

(l)                                     Prior to or on the Closing Date and, if applicable, the Option Closing Date, the Company shall have furnished to each Representative such further information, documents, certificates, letters from accountants and opinions of counsel as the Representatives may reasonably request.

(m)                               The Company shall have applied for listing of the Notes on The New York Stock Exchange.

If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to such Representatives and their counsel, this Agreement and all obligations of any Underwriter hereunder may be canceled at any time by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.  In giving the opinions contemplated by paragraphs (f), (g) and (h) of this Section 5, counsel need not express any opinion either as to matters of Georgia law and may rely upon certificates of state officials as to the Company’s and its Subsidiaries’ existence and upon certificates of officers of the Company as to matters of fact relevant to such opinions and may assume (i) that the Notes have been duly authenticated by the Trustee and (ii) that the signatures on all documents examined by them are genuine.

The documents required to be delivered by this Section 5 shall be delivered at the office of McNair Law Firm, P.A., counsel for the Company, 1301 Gervais Street, Suite 1700, Columbia, South Carolina 29201, on the Closing Date and, if applicable, the Option Closing Date.

6.                                       Indemnification and Contribution.

(a)                                  The Company will indemnify and hold harmless each Underwriter, its directors, officers, agents and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act from and against any losses, claims, damages or liabilities, joint or several, to which such Underwriter, director, officer, agent or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B under the Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter, director, officer, agent or controlling person for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any preliminary prospectus or the Prospectus or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof.  The indemnity agreement set forth in this Section 6(a) shall be in addition to any liabilities that the Company may otherwise have.

(b)                                 Each Underwriter severally and not jointly will indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading,  in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus or the Prospectus or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by you, or by such Underwriter through you, specifically for use in the preparation thereof; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against any such loss, claim, damage, liability or action.  The indemnity agreement set forth in this Section 6(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c)                                  Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection.  In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent that it shall wish, jointly with any other indemnifying party, similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.  The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties.  It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties.  All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred.  An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld).  No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 6 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding.

(d)                                 If the indemnification provided for in this Section 6 is unavailable under subsection (a) or (b) above to a party that would have been an indemnified party under subsection (a) or (b) above (“Indemnified Party”) in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each party that would have been an indemnifying party thereunder (“Indemnifying Party”) shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the

Notes.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the Indemnified Party failed to give the notice required under subsection (c) above, then each Indemnifying Party shall contribute to such amount paid or payable by such Indemnified Party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus which is filed pursuant to Rule 424 under the Act referred to in Section 2(a) hereof.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim (which shall be limited as provided in subsection (c) above if the Indemnifying Party has assumed the defense of any such action in accordance with the provisions thereof).  Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts received by it.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)                                  The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each director, officer, and agent of an Underwriter and to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 6 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

7.                                       Substitution of Underwriters.

(a)                                  If any Underwriter or Underwriters shall fail to take up and pay for the principal amount of Firm Notes or Option Notes agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Firm Notes or Option Notes in accordance with the terms hereof, and the principal amount of Firm Notes or Option Notes not purchased does not aggregate more than 10% of the aggregate principal amount of the Firm Notes or Option Notes, as applicable, the remaining Underwriters shall be obligated to take up and pay for (in proportion to their respective commitments hereunder except as may otherwise be determined by you) the Firm Notes or Option Notes which any withdrawing or defaulting Underwriters agreed but failed to purchase; however, if such Firm Notes or Option Notes not purchased aggregate more than 10% of the aggregate principal amount of the Firm Notes or Option Notes, the remaining Underwriters shall have the right, but shall not be obligated, to take up and pay for (in such proportions as shall be determined by you) the Firm Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase.  If such remaining Underwriters do not, at the Closing Date or Option Closing Date, as applicable, take up and pay for the Firm Notes or Option Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase, the time for delivery of the Firm Notes or Option Notes shall be extended to the next business day to allow the several Underwriters the privilege of substituting within 24 hours (including non-business hours) another underwriter or underwriters satisfactory to the Company.  If no such underwriter or underwriters shall have been substituted, as aforesaid, the time for delivery of the Firm Notes or Option Notes, as applicable, may, at the option of the Company, be again extended to the next following business day, if necessary, to allow the Company the privilege of finding within 24 hours (including non-business hours) another underwriter or underwriters, satisfactory to you, to purchase the Firm Notes or Option Notes, as applicable, which the defaulting Underwriter or Underwriters agreed but failed to purchase.  If the remaining Underwriters shall not take up and pay for all such Firm Notes or Option Notes agreed to be purchased by the defaulting Underwriters, or substitute another underwriter or underwriters as aforesaid, and the Company shall not find or shall not elect to seek another underwriter or underwriters for such Firm Notes or Option Notes as aforesaid, then this Agreement shall terminate.  In the event of any such termination the Company shall not be under any liability to any Underwriter (except to the extent provided in Section 4(n) and in Section 6 hereof), nor shall any Underwriter (other than an Underwriter who shall have failed, otherwise than for some reason permitted under this Agreement, to purchase the principal amount of Firm Notes or Option Notes agreed by such Underwriter to be purchased hereunder) be under any liability to the Company (except to the extent provided in Section 6 hereof).

(b)                                 If the remaining Underwriters or substituted underwriters take up the Firm Notes or Option Notes of the defaulting Underwriter or Underwriters as provided in this Section, (i) the Company shall have the right to postpone the time of delivery for a period of not more than seven full business days, in order to effect any changes which may be made necessary thereby in the Registration Statement, the Disclosure Package or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus which may be made necessary thereby, and (ii) the respective principal amounts of Firm Notes or Option Notes to be purchased by the remaining Underwriters or substituted underwriters shall be taken as the basis of their respective underwriting obligations for all purposes of this Agreement.  A substituted underwriter hereunder shall become an Underwriter for all purposes of this Agreement.

(c)                                  Nothing herein shall relieve a defaulting Underwriter from liability for its default.

8.                                       Termination.

(a)                                  This Agreement shall become effective upon your accepting it in the manner indicated below.

(b)                                 You, as Representatives of the several Underwriters, shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the Closing Date or, if applicable, the Option Closing Date, if (i) the Company shall have failed, refused or been unable, at or prior to the Closing Date or, if applicable, the Option Closing Date, to perform any material agreement on its part to be performed hereunder, (ii) any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the Company is not fulfilled, (iii) trading on The New York Stock Exchange or the American Stock Exchange shall have been wholly suspended, (iv) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on The New York Stock Exchange or the American Stock Exchange, by The New York Stock Exchange or the American Stock Exchange or by order of the Commission or any other governmental authority having jurisdiction, (v) a banking moratorium shall have been declared by Federal or New York authorities, or (vi) an outbreak or escalation of major hostilities in which the United States is involved, a declaration of war by Congress, any other substantial national or international calamity or crisis, a default in payment when due of interest on or principal of any debt obligations of, or the institution of proceedings under the Federal bankruptcy laws by or against, any State of the United States, a material disruption in settlement or clearance procedures, or any other event or occurrence of a similar character shall have occurred since the execution of this Agreement which, in your judgment, makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Notes.  Any such termination shall be without liability of any party to any other party except that the provisions of Section 3(n) and Section 5 hereof shall at all times be effective.

(c)                                  If you elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section, the Company shall be notified promptly by you by telephone or facsimile, confirmed by letter.  If the Company elects to prevent this Agreement from becoming effective, you shall be notified promptly by the Company by telephone or facsimile, confirmed by letter.

9.                                       Representations and Indemnities to Survive.

All representations, warranties and agreements of the Company herein or in certificates delivered pursuant hereto, and the agreements contained in Section 4A hereto and the indemnity and contribution agreements contained in Section 6 hereto of the several Underwriters, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any

Underwriter or any of its directors, officers, agents or any controlling persons, or the Company or any of its officers, directors or any controlling persons and shall survive delivery of the Notes to the Underwriters hereunder.

10.                                 Notices.

All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and, if sent to you, shall be mailed, delivered or sent by facsimile and confirmed to you at the addresses designated on Schedule B, or if sent to the Company, shall be mailed, delivered or sent by facsimile and confirmed to the Company at 220 Operation Way, Cayce, South Carolina  29033-3701, Attention: Treasurer, Facsimile: 803-933-7037.  Notice to any Underwriter pursuant to Section 5 shall be mailed, delivered or sent by facsimile and confirmed to such Underwriter in care of the Representatives at the addresses designated in Schedule B.  Any party to this Agreement may change such address for notices by sending to the parties to this agreement written notice of a new address for such purpose.

11.                                 Successors.

This Agreement shall inure to the benefit of and be binding upon the several Underwriters, the Company and their respective successors and assigns.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person or corporation, other than the parties hereto and their respective successors and assigns and the controlling persons, agents, officers and directors referred to in Section 6, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and assigns and said controlling persons, agents, officers and directors and for the benefit of no other person or corporation.  No purchaser of any of the Notes from any Underwriter shall be construed a successor or assign merely by reason of such purchase.

In all dealings with the Company under this Agreement, you shall act on behalf of each of the several Underwriters, and any action under this Agreement taken by you will be binding upon all Underwriters.

12.                                 No Advisory or Fiduciary Responsibility.  The Company acknowledges and agrees that: (i) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the public offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is  capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company  and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the several Underwriters, or any of them, with respect to the subject matter hereof.  The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

13.                                 Applicable Law.

This Agreement will be governed by, and construed in accordance with, the laws of the State of New York.

[signature page follows]

If the foregoing correctly sets forth the understanding between the Company and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the several Underwriters.

Very truly yours,
SCANA Corporation

/s/ Mark R. Cannon
By:	Mark R. Cannon
Its:	Treasurer & Risk Management Officer

The foregoing Agreement is hereby
confirmed and accepted as of the date hereof.

Banc of America Securities LLC

/s/ Peter J. Carbone
By:	Peter J. Carbone
Its:	Vice President

Morgan Stanley & Co. Incorporated

/s/ Yurij Slyz
By:	Yurij Slyz
Its:	Vice President

Wells Fargo Securities, LLC

/s/ Kristine Thomas
By:	Kristine Thomas
Its:	Vice President

SCHEDULE A

UNDERWRITERS

Name of Underwriter	Principal Amount of Notes To be Purchased

Banc of America Securities LLC	$50,000,000
Morgan Stanley & Co. Incorporated	50,000,000
Wells Fargo Securities, LLC	50,000,000

Total	$150,000,000

A-1

SCHEDULE B

Title of Notes:    2009 Series A 7.70% Enhanced Junior Subordinated Notes

Interest Rate:      7.70%

Aggregate Principal Amount of the Notes:   $150,000,000

Initial Price to Public:                                100.00% of the Principal Amount of the Notes plus accrued interest, if any from November 24, 2009.

Initial Purchase Price to be Paid by the Underwriters:

96.85% of the Principal Amount of the Notes (for sales to non-institutions) and 98.00% of the Principal Amount of the Notes (for sales to institutions)  plus accrued interest, if any from November 24, 2009.

Closing Date and Time:                         November 24, 2009 at 10:00 AM

Closing Location:                                                McNair Law Firm, P.A.

1301 Gervais Street, Suite 1700

Columbia, South Carolina  29201

Address for Notices to the Underwriters:

Banc of America Securities LLC

One Bryant Park

NY1-100-18-03

New York, New York  10036

Attention:  High Grade Transaction Management/Legal

Facsimile:  646-855-5958

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York  10036

Attention:  Investment Banking Division

Telephone:  212-761-6691

Facsimile:  212-507-8999

Wells Fargo Securities, LLC

One Wachovia Center

301 South College Street

Charlotte, North Carolina  28288

Attention:  Transaction Management Group

Telephone:  704-715-0541

Facsimile:  704-383-0661

B-1

With a copy of any notice also sent to:

Troutman Sanders LLP

222 Central Park Avenue, Suite 2000

Virginia Beach, Virginia  23462

Attention:  James J. Wheaton

Facsimile:  757-687-1501

B-2

SCHEDULE C

Final Term Sheet, dated November 17, 2009, and filed with the Commission at approximately 1:33 p.m. (Eastern time) on November 17, 2009

C-1

SCHEDULE D

SCANA Corporation

FINAL TERM SHEET

Dated:  November 17, 2009

Issuer:	SCANA Corporation

Name of Securities:	2009 Series A 7.70% Enhanced Junior Subordinated Notes
(“Junior Subordinated Notes”)

Size:	$150,000,000

Over-Allotment Option:	Underwriters’ option to purchase within thirty calendar days after the Settlement Date up to an additional $0 principal amount of the Junior Subordinated Notes.

Expected Ratings:

Moody’s: Baa3 (negative outlook); S&P: BBB- (stable outlook); Fitch: BBB (stable outlook). A securities rating is not a recommendation to buy, sell or hold securities and may be subject to review, revision, suspension, reduction or withdrawal at any time by the assigning rating agency.

Maturity:

January 30, 2065, but the maturity date will be automatically extended, except for any portion of the principal amount of the Junior Subordinated Notes that shall have been earlier redeemed or with respect to which notice of redemption shall have been given to the holders of such Junior Subordinated Notes, for additional quarterly periods on each of January 30, April 30, July 30 and October 30, beginning on January 30, 2015 through and including October 30, 2019, without notice to, or the consent of, the holders of the Junior Subordinated Notes. Subject to certain conditions, the maturity date will be further automatically extended for additional quarterly periods beginning on January 30, 2020, through and including October 30, 2029, except for any portion of the principal amount of the Junior Subordinated Notes that shall have been earlier redeemed or with respect to which notice of redemption shall have been given to the holders of such Junior Subordinated Notes. The final maturity date will be no later than January 30, 2080.

Trade Date:	November 17, 2009

Coupon (Interest Rate):	7.70%

Interest Payment Dates:	January 30, April 30, July 30 and October 30, commencing January 30, 2010, subject to the Company’s right to defer interest on one or more occasions for up to 10 consecutive years.

Make-Whole Call:

In whole or in part on one or more occasions before January 30, 2015, at an amount equal to the greater of (i) 100% of the principal amount of the Junior Subordinated Notes being redeemed or (ii) the sum of the present values of (a) the remaining scheduled payments of interest from the redemption date to January 30, 2015 (excluding interest accrued as of the redemption date) and (b) the principal amount of the Junior Subordinated Notes being redeemed assuming a scheduled payment of principal on January 30, 2015, discounted to the redemption date on a quarterly basis at the adjusted treasury rate plus 50 basis points, plus accrued and unpaid interest, through, but not including, the redemption date.

Par Call:	In whole or in part on one or more occasions on or after January 30, 2015 at 100% of the principal amount, plus accrued and unpaid interest.

Tax Event Call:	In whole, but not in part, before January 30, 2015 at 100% of the principal amount plus accrued and unpaid interest, if certain changes in tax laws, regulations or interpretations occur.

Rating Agency Event Call:

In whole or in part on one or more occasions before January 30, 2015, if a rating agency makes certain changes in the equity credit criteria for securities such as the Junior Subordinated Notes, at an amount equal to the greater of (i) 100% of the principal amount of the Junior Subordinated Notes being redeemed or (ii) the sum of the present values of (a) the remaining scheduled payments of interest from the redemption date to January 30, 2015 (excluding interest accrued as of the redemption date) and (b) the principal amount of the Junior Subordinated Notes being redeemed assuming a scheduled payment of principal on January 30, 2015, discounted to the redemption date on a quarterly basis at the adjusted treasury rate plus 50 basis points, plus accrued and unpaid interest through, but not including, the redemption date.

Price to Public:	$25.00 per Junior Subordinated Note plus accrued interest from November 24, 2009, if settlement occurs after that date.

Net Proceeds to Issuer:	$145,907,500

Settlement Date:	November 24, 2009 (T+5)

Denominations:	$25 x $25

CUSIP:	80589M 201

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling:

Banc of America Securities LLC —	1-800-294-1322 (toll free)
dg.prospectus_distribution@bofasecurities.com

Morgan Stanley & Co. Incorporated —	1-866-718-1649 (toll free)

Wells Fargo Securities, LLC —	1-800-326-5897 (toll free)

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded.  Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another email system.